THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM, OR OTHERWISE IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF SUCH ACT.

PROMISSORY NOTE

$13,000,000.00 February 16, 2012

For value received, the undersigned, **Lily Group Inc.**, an Indiana corporation ("**Borrower**"), hereby promises to pay to the order of **Platinum Partners Credit Opportunities Master Fund LP**, a Delaware limited partnership ("**Purchaser**"), Thirteen Million Dollars ($13,000,000.00), together with interest on the unpaid principal balance thereof as set forth in the Note Purchase Agreement (defined below), both principal and interest payable as herein provided in lawful money of the United States of America at the offices of Purchaser set forth in the Note Purchase Agreement, or at such other place, as from time to time may be designated by the holder of this Note.

This Note (a) is issued and delivered under that certain Note Purchase Agreement, of even date herewith, between Borrower and Purchaser (as from time to time supplemented, amended or restated, the "**Note Purchase Agreement**"), and is the "Note" as defined therein, (b) is subject to the terms and provisions of the Note Purchase Agreement, which contains provisions for payments and prepayments hereunder and acceleration of the maturity hereof upon the happening of certain stated events, and (c) is secured by and entitled to the benefits of certain Security Documents (as identified and defined in the Note Purchase Agreement). Payments on this Note shall be made and applied as provided in the Note Purchase Agreement. Reference is hereby made to the Note Purchase Agreement for a description of certain rights, limitations of rights, obligations and duties of Borrower and Purchaser and for the meanings assigned to terms used and not defined herein, and to the Security Documents for a description of the nature and extent of the security thereby provided and the rights of the parties thereto.

The principal amount of this Note, together with all interest accrued hereon, shall be due and payable in full on May 16, 2012, or, if extended pursuant to the terms of the Note Purchase Agreement, August 16, 2012.

Interest shall accrue on the outstanding principal sum under this Note from the date hereof at the rate of 12% per annum, and if the maturity date is extended pursuant to the terms of the Note Purchase Agreement, at the rate of 18% per annum from May 16, 2012 until all Obligations (as defined in the Note Purchase Agreement) have been paid in full. Upon the occurrence and continuance of an Event of Default (as defined in the Note Purchase Agreement) interest shall accrue on the outstanding principal sum under this Note from the date of the Event of Default at a rate per month equal to 2.5%. Notwithstanding the foregoing and all other provisions of this Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum amount of interest that, under applicable Law, may be contracted for, charged, or received on this Note, and this Note is expressly made subject to the provisions of the Note Purchase Agreement that more fully set out the limitations on how interest accrues hereon.

If this Note is placed in the hands of an attorney for collection after default, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, Borrower and all

endorsers, sureties and guarantors of this Note jointly and severally agree to pay reasonable attorneys' fees and collection costs to the holder hereof in addition to the principal and interest payable hereunder.

Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment, notice of demand and of dishonor and nonpayment of this Note, protest, notice of protest, notice of intention to accelerate the maturity of this Note, declaration or notice of acceleration of the maturity of this Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

THIS NOTE SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND RULE 327(b) OF THE NEW YORK CIVIL PRACTICE LAW AND RULES, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

LILY GROUP INC.,
an Indiana corporation

By: ____________________________
Douglas P. Martin
Chief Executive Officer

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